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                                                                    EXHIBIT 10.3



                                 AMENDMENT NO. 1
                                       TO
                         THE SIRENA APPAREL GROUP, INC.
                       1994 EMPLOYEE STOCK INCENTIVE PLAN


         The Sirena Apparel Group, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), has amended Section 5(a) of the 1994 Employee Stock Incentive Plan of the Corporation (the "Plan"), duly adopted as of March 27, 1996, to read in full as follows:

        "Section 5.  STOCK SUBJECT TO PLAN

        (a) At any time, the aggregate number of Common Shares issued or issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 822,465 subject to adjustment as provided in
Section 8 hereof."